SUREWEST REPORTS SECOND QUARTER 2009 RESULTS

Free cash flow, EBITDA and revenue growth driven by
advanced broadband network and cost-saving initiatives

•	47% increase in Broadband EBITDA and 14% increase in Broadband revenue year-over-year

•	Free cash flow increased by $13.5 million to positive $4 million year-over-year

•	Repurchased 107,600 shares during the quarter at an average of $8.57

•	Debt net of cash and cash equivalents reduced by $12 million from year-end 2008, and cash and cash equivalents increased to $10 million

•	Operating expenses decreased 2% sequentially

•	Net income of $959 thousand compared to $20.9 million year-over-year due to second quarter 2008 gain of $19 million from sale of wireless assets

ROSEVILLE, CA – August 6, 2009 – Leading independent communications holding company SureWest Communications (NASDAQ: SURW) today announced operating results for the second quarter ended June 30, 2009.

Steve Oldham, SureWest’s president and chief executive officer, said, “We are pleased to report solid revenue and EBITDA results. Strong free cash flow allowed us to pay down debt and increase cash reserves, enhancing our financial flexibility. Significant growth in average revenue per customer highlights our strategy of offering superior services to high-value customers. We also experienced a considerable increase in business services revenue, particularly in the Kansas City market.

“In recent years, SureWest has committed significant new capital to expand our state-of-the-art fiber network with the long-term goal of growing our subscriber base. Having completed our 2009 network build, we maintain our ability to grow through a number of avenues; most impressive of which is the planned integration of Microsoft Mediaroom into our Sacramento IPTV product this December. We are convinced that Mediaroom will further increase our customer satisfaction, which already stands at the highest levels delivered in our markets today. Mediaroom augments our offensive strategy of growing penetration on our existing network and it provides a significant defensive tool in reducing churn. The technology also allows us to offer a superior video service as part of a triple-play to an additional 25,000 homes in our ILEC territory.

“Close attention to cost savings, delivering new and superior products over our advanced network, and focusing on outstanding customer service continue to drive EBITDA, free cash flow and revenue growth. Moving forward through the balance of the year, we remain mindful of the challenges presented by the current economic environment, particularly in California, as we grow the business.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Y-O-Y Comparison				Q-O-Q Comparison
Consolidated	Q2 '09	Q2 '08	Change	%	Q1 '09	Change	%
Broadband Revenue	$40,259	$35,301	$4,958	14%	$39,222	$1,037	3%
Telecom Revenue	$20,671	$24,551	$(3,880)	(16)%	$21,720	$(1,049)	(5)%
Total Revenue	$60,930	$59,852	$1,078	2%	$60,942	$(12)	0%
EBITDA (adjusted)	$19,859	$19,770	$89	0%	$19,493	$366	2%
Income from continuing operations	$899	$1,729	$(830)	(48)%	$79	$820	nm
Capital Expenditures	$11,170	$25,365	$(14,195)	(56)%	$18,352	$(7,182)	(39)%
Free Cash Flow	$3,957	$(9,561)	$13,518	nm	$(3,463)	$7,420	nm
Net Debt	$226,806	$219,992	$6,814	3%	$238,509	$(11,703)	(5)%
See Non-GAAP measure notes near end of release and EBITDA and Free Cash Flow reconciliations for detailed adjustments.

Financial Results

Revenue increased 2% year-over-year to $60.9 million resulting from 14% Broadband revenue growth partially offset by Telecom revenue declines of 16%. EBITDA, which is adjusted for non-cash pension ($552 thousand) and stock compensation ($464 thousand), remained even at $19.9 million year-over-year and increased 2% sequentially as the company continues to recognize cost savings from initiatives such as reduced occupied office space and employee counts, which decreased 5% from the prior year and 3% sequentially to 897 employees.

Operating expenses, exclusive of depreciation and amortization, increased 5% year-over-year and declined 2% sequentially to $42.1 million. Cost of services increased 13% year-over-year to $25.1 million and remained even sequentially due to the yearly increase of video programming fees and the growth of commercial business revenues increasing access and long distance services. Customer operations and selling expenses decreased 3% year-over-year due to reduced marketing spend of roughly $450 thousand from the prior year and increased 1% sequentially due to an increase in marketing spend of $380 thousand from the prior quarter. General and administrative expenses declined 4% year-over-year due to reduced consulting and advisory fees related to strategic initiatives and declined 10% sequentially due to reduced labor expenses, including pension and stock compensation.

Income from continuing operations decreased 48% year-over-year and increased by $820 thousand sequentially to $899 thousand as explained above in revenue and operating expense results. Net income decreased to $959 thousand from $20.9 million in the second quarter of 2008 due to a gain from the sale of SureWest’s Wireless assets in May 2008, and declined $1.6 million sequentially due to the gain on the sale of the Wireless Tower assets in February 2009.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, increased to positive $4 million – a $13.5 million increase year-over-year and $7.5 million increase sequentially. The increase is due to lower capital expenditures as the company has completed its 2009 network expansion plan. SureWest continues to focus on increasing free cash flow by increasing penetration on its existing inventory of homes passed and growing business revenues. Cash and cash equivalents increased to $10 million from $1.7 million last quarter. Also, during the quarter, SureWest repurchased 107,600 shares at an average price of $8.57 and paid down $3.5 million in debt resulting in $226.8 million in remaining total debt net of cash and cash equivalents (net debt) and a net debt to adjusted EBITDA ratio of 3.1x.

Consolidated capital expenditures totaled $11.1 million for the second quarter and $29.5 million year-to-date; a decrease of 56% year-over-year and 39% sequentially as a result of reduced expenditures for network expansion. For the six months ended June 30, 2009, the company passed 8,100 additional advanced fiber homes which completed the planned 2009 network build. The company recently announced it will be able to provide 25,000 existing ILEC copper homes with a full triple-play of video, voice and data over its advanced IP-based network for just over $3 million. The first 15,000 homes receiving SureWest’s extended video service will be delivered in December 2009 and the second phase of homes will become available by the second quarter of 2010. SureWest’s projected 2009 capital expenditure remains $55-60 million.

Earnings per share from continuing operations was $.06 compared to $.12 in the second quarter of 2008 and $.01 in the first quarter of 2009.

Broadband Segment Results

Broadband revenues increased 14% year-over-year and 3% sequentially, and accounted for 66% of the company’s total revenues for the second quarter of 2009, compared to 59% in the second quarter of 2008.

Broadband Residential:
Broadband Residential revenues increased 14% year-over-year to $29.8 million due to 9% average revenue per user (ARPU) growth and an 8% increase in revenue generating units (RGUs). To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q2 '09 vs. Q2 '08 change			Q2 '09 vs. Q1 '09 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	12%	5%	8%	1%	0%	0%
Data RGUs	2%	6%	4%	-1%	0%	0%
Video RGUs - Fiber & HFC	3%	5%	4%	-3%	0%	-1%
Voice RGUs	46%	2%	20%	6%	-1%	3%
Total Residential Subscribers	2%	5%	3%	-1%	-1%	-1%

ARPU for triple-play marketable homes, consisting of the company’s fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks, increased 5% year-over-year to $115 from $109 and 2% sequentially from $112. This was primarily due to significant additions of Voice over Internet Protocol (VoIP) subscribers as well as a result of a first quarter video price increase.

“SureWest is well-positioned for continued revenue growth due to our focus on high-end packages of superior services that drive increased ARPU,” said Oldham. “We have demonstrated that we can perform well in a difficult sales environment, particularly influenced by California’s weak housing market. Sequential subscriber growth rates were impacted by aggressive promotions by competitors. We have reacted to the marketplace with a higher-end product promotion to maintain revenue and ARPU growth. This is showing early success in the third quarter as we work hard to increase penetration on our existing networks.”

Residential marketable homes increased by 17,100, or 6%, to 309,300 year-over-year and by 1,100 sequentially.

Broadband Business:
Broadband Business, which is 24% of the Broadband segment, increased revenues by 15% year-over-year to $9.6 million and increased 3% sequentially excluding the first quarter inclusion of $247 thousand in non-recurring revenue from the sale of business equipment. Customer counts increased 10% year-over-year and 1% sequentially to 6,800 and total Business ARPU grew 4% year-over-year and declined 2% sequentially to $475.

Commercial sales in the Kansas City service territory remained strong and ARPU in that market is expected to sustain positive growth due to the company’s successful efforts in acquiring new business clients. A new data center service was launched in the Kansas City market with expectations of additional growth among new and existing customers. The Sacramento business market grew Ethernet and data center services, while Carrier and large customer revenue growth opportunities remain prevalent in both markets.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues declined 16% year-over-year and 5% sequentially to $20.7 million due to the industry-wide trend of revenue loss in Telecom Residential access lines and associated access revenues.

Telecom Residential:
Telecom Residential revenue declined 25% year-over-year and 7% sequentially to $6.4 million resulting from losses in Telecom voice RGUs of 28% year-over-year and 9% sequentially. The company continues to mitigate Telecom voice line losses through its Broadband VoIP product with a year-over-year total residential voice loss of 6,400 (5%) compared to the second quarter of 2008 year-over-year loss of 7,800 (6%). Of the 4,400 sequential Telecom Residential voice RGU losses, 2,100 migrated to the VoIP service during the second quarter.

Telecom Business:
Telecom Business revenues declined 3% year-over-year excluding the second quarter 2008 inclusion of $450 thousand of non-recurring long distance transitional services provided to Verizon upon the sale of the wireless assets in May 2008. Revenue remained relatively level sequentially at $9.1 million due to a decline in small-to-medium size customers and some downsizing by larger customers. ARPU increased 2% to $339.

Telecom Access:
Telecom Access consists of the company’s switched access revenues, interstate common line revenues and California High Cost Fund (CHCF) subsidies. Revenue decreased 18% year-over-year to $5 million due to scheduled reductions in the CHCF subsidies and a decline in switched access revenues. Excluding the first quarter 2009 inclusion of a non-recurring $224 thousand settlement from a prior year CHCF claim, sequential revenue decreased 9% due to a decline in switched access revenues.

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures such as EBITDA and free cash flow. EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, and all other non-operating income/expenses.  Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details about its results and business strategy at 5:00 p.m. Eastern Time on Thursday, August 6, 2009. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, August 13 by dialing 888.286.8010 and entering passcode 27094391. Visit www.surw.com for updates prior to the call.

About SureWest
SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 90 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	June 30, 2009	June 30, 2008	Change	Change
Operating revenues:
Broadband	$40,259	$35,301	$4,958	14%
Telecom	20,671	24,551	(3,880)	-16%
Total operating revenues	60,930	59,852	1,078	2%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,118	22,314	2,804	13%
Customer operations and selling	8,345	8,575	(230)	-3%
General and administrative	8,624	9,014	(390)	-4%
Depreciation and amortization	14,228	14,075	153	1%
Total operating expenses	56,315	53,978	2,337	4%

Income from operations	4,615	5,874	(1,259)	-21%

Other income (expense):
Interest income	34	224	(190)	-85%
Interest expense	(3,046)	(3,186)	140	4%
Other, net	(88)	(44)	(44)	-100%
Total other income (expense), net	(3,100)	(3,006)	(94)	-3%

Income from continuing operations before income taxes	1,515	2,868	(1,353)	-47%

Income tax expense	616	1,139	(523)	-46%

Income from continuing operations	899	1,729	(830)	-48%

Discontinued operations, net of tax:
Income from discontinued operations	-	179	(179)	-100%
Gain on sale of discontinued operations	60	18,977	(18,917)	-100%
Total discontinued operations	60	19,156	(19,096)	-100%

Net income	$959	$20,885	$(19,926)	-95%

Basic and diluted earnings per common share:
Income from continuing operations	$0.06	$0.12	$(0.06)
Discontinued operations, net of tax	0.01	1.35	(1.34)
Net income per basic and diluted common share	$0.07	$1.47	$(1.40)

Shares of common stock used to calculate earnings per share:
Basic	14,020	14,141	(121)
Diluted	14,020	14,149	(129)

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended	$	%
	June 30, 2009	March 31, 2009	Change	Change
Operating revenues:
Broadband	$40,259	$39,222	$1,037	3%
Telecom	20,671	21,720	(1,049)	-5%
Total operating revenues	60,930	60,942	(12)	0%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,118	25,014	104	0%
Customer operations and selling	8,345	8,235	110	1%
General and administrative	8,624	9,563	(939)	-10%
Depreciation and amortization	14,228	14,810	(582)	-4%
Total operating expenses	56,315	57,622	(1,307)	-2%

Income from operations	4,615	3,320	1,295	39%

Other income (expense):
Interest income	34	37	(3)	-8%
Interest expense	(3,046)	(2,310)	(736)	-32%
Other, net	(88)	(84)	(4)	-5%
Total other income (expense), net	(3,100)	(2,357)	(743)	-32%

Income from continuing operations before income taxes	1,515	963	552	57%

Income tax expense	616	884	(268)	-30%

Income from continuing operations	899	79	820	nm

Discontinued operations, net of tax:
Loss from discontinued operations	-	(69)	69	100%
Gain on sale of discontinued operations	60	2,508	(2,448)	-98%
Total discontinued operations	60	2,439	(2,379)	-98%

Net income	$959	$2,518	$(1,559)	-62%

Basic and diluted earnings per common share:
Income from continuing operations	$0.06	$0.01	$0.05
Discontinued operations, net of tax	0.01	0.17	(0.16)
Net income per basic and diluted common share	$0.07	$0.18	$(0.11)

Shares of common stock used to calculate earnings per share:
Basic	14,020	14,008	12
Diluted	14,020	14,008	12

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
Consolidated	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Operating revenues (1)
Residential	$34,647	$34,621	$33,959	$34,180	$137,407	$35,713	$36,180	$71,893	$1,559	4.5%	$467	1.3%
Business	16,946	18,188	19,342	18,218	72,694	18,633	18,704	37,337	516	2.8%	71	0.4%
Access	6,647	6,393	6,308	5,922	25,270	6,031	5,351	11,382	(1,042)	-16.3%	(680)	-11.3%
Other	630	650	661	618	2,559	565	695	1,260	45	6.9%	130	23.0%
Total operating revenues from external customers	58,870	59,852	60,270	58,938	237,930	60,942	60,930	121,872	1,078	1.8%	(12)	0.0%

Operating expenses (1)	41,274	39,903	42,034	41,713	164,924	42,812	42,087	84,899	2,184	5.5%	(725)	-1.7%
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	14,228	29,038	153	1.1%	(582)	-3.9%
Income from operations	$4,337	$5,874	$4,017	$2,559	$16,787	$3,320	$4,615	$7,935	$(1,259)	-21.4%	$1,295	39.0%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$376	$1,729	$622	$(1,547)	$1,180	$79	$899	$978	$(830)	-48.0%	$820	1038.0%
Add back: income tax expense	489	1,139	582	1,169	3,379	884	616	1,500	(523)	-45.9%	(268)	-30.3%
Less: other (income)/expense	3,472	3,006	2,813	2,937	12,228	2,357	3,100	5,457	94	3.1%	743	31.5%
Income from operations	4,337	5,874	4,017	2,559	16,787	3,320	4,615	7,935	(1,259)	-21.4%	1,295	39.0%
Add (subtract):
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	14,228	29,038	153	1.1%	(582)	-3.9%
Non-cash pension (income)/expense	(393)	(524)	(458)	(433)	(1,808)	755	552	1,307	1,076	205.3%	(203)	-26.9%
Non-cash stock compensation expense	141	345	169	223	878	608	464	1,072	119	34.5%	(144)	-23.7%
Adjusted EBITDA (2)	$17,344	$19,770	$17,947	$17,015	$72,076	$19,493	$19,859	$39,352	$89	0.5%	$366	1.9%

Other data:
Total debt	$277,830	$231,828	$233,827	$241,688	n/a	$240,187	$236,685	n/a	$4,857	2.1%	$(3,502)	-1.5%

1 of 3

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
Broadband	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Data	$10,128	$10,338	$10,348	10,491	$41,305	$10,763	$11,184	$21,947	$846	8.2%	$421	3.9%
Video	10,359	10,365	10,264	10,522	41,510	11,689	11,995	23,684	1,630	15.7%	306	2.6%
Voice	5,258	5,395	5,542	5,933	22,128	6,399	6,594	12,993	1,199	22.2%	195	3.0%
Total residential revenues	25,745	26,098	26,154	26,946	104,943	28,851	29,773	58,624	3,675	14.1%	922	3.2%
Business	7,899	8,374	9,271	9,084	34,628	9,585	9,615	19,200	1,241	14.8%	30	0.3%
Access	305	370	414	449	1,538	384	398	782	28	7.6%	14	3.6%
Other	439	459	441	450	1,789	402	473	875	14	3.1%	71	17.7%
Total operating revenues from external customers	34,388	35,301	36,280	36,929	142,898	39,222	40,259	79,481	4,958	14.0%	1,037	2.6%
Intersegment revenues	140	141	138	120	539	91	94	185	(47)	-33.3%	3	3.3%
Total operating revenues	34,528	35,442	36,418	37,049	143,437	39,313	40,353	79,666	4,911	13.9%	1,040	2.6%

Operating expenses without depreciation	30,742	31,085	32,844	32,698	127,369	34,695	34,294	68,989	3,209	10.3%	(401)	-1.2%
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	11,283	22,903	948	9.2%	(337)	-2.9%
Loss from operations	$(5,811)	$(5,978)	$(7,126)	$(6,700)	$(25,615)	$(7,002)	$(5,224)	$(12,226)	$754	12.6%	$1,778	25.4%

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Loss from continuing operations	$(5,416)	$(5,391)	$(5,856)	$(6,667)	$(23,330)	$(5,398)	$(4,884)	$(10,282)	$507	9.4%	$514	9.5%
Add back: income tax benefits	(4,054)	(3,690)	(3,994)	(3,179)	(14,917)	(3,656)	(3,312)	(6,968)	378	10.2%	344	9.4%
Less: other (income)/expense	3,659	3,103	2,724	3,146	12,632	2,052	2,972	5,024	(131)	-4.2%	920	44.8%
Loss from operations	(5,811)	(5,978)	(7,126)	(6,700)	(25,615)	(7,002)	(5,224)	(12,226)	754	12.6%	1,778	25.4%
Add (subtract):
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	11,283	22,903	948	9.2%	(337)	-2.9%
Non-cash pension (income)/expense	(162)	(212)	(187)	(178)	(739)	327	56	383	268	126.4%	(271)	-82.9%
Non-cash stock compensation expense	54	173	77	103	407	304	231	535	58	33.5%	(73)	-24.0%
Adjusted EBITDA (2)	$3,678	$4,318	$3,464	$4,276	$15,736	$5,249	$6,346	$11,595	$2,028	47.0%	$1,097	20.9%

2 of 3

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
 (Amounts in thousands)

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
Telecom	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Residential	$8,902	$8,523	$7,805	$7,234	$32,464	$6,862	$6,407	$13,269	$(2,116)	-24.8%	$(455)	-6.6%
Business	9,047	9,814	10,071	9,134	38,066	9,048	9,089	18,137	(725)	-7.4%	41	0.5%
Access	6,342	6,023	5,894	5,473	23,732	5,647	4,953	10,600	(1,070)	-17.8%	(694)	-12.3%
Other	191	191	220	168	770	163	222	385	31	16.2%	59	36.2%
Total operating revenues from external customers	24,482	24,551	23,990	22,009	95,032	21,720	20,671	42,391	(3,880)	-15.8%	(1,049)	-4.8%
Intersegment revenues	4,343	4,560	4,706	4,846	18,455	4,874	4,981	9,855	421	9.2%	107	2.2%
Total operating revenues	28,825	29,111	28,696	26,855	113,487	26,594	25,652	52,246	(3,459)	-11.9%	(942)	-3.5%

Operating expenses without depreciation	15,015	13,519	14,034	13,981	56,549	13,082	12,868	25,950	(651)	-4.8%	(214)	-1.6%
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	2,945	6,135	(795)	-21.3%	(245)	-7.7%
Income from operations	$10,148	$11,852	$11,143	$9,259	$42,402	$10,322	$9,839	$20,161	$(2,013)	-17.0%	$(483)	-4.7%

 Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31,	For 2009 Quarters Ended:		Six Months Ended June 30,	Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2008	March 31	June 30	2009	$ chg	%	$ chg	%
Net income from continuing operations	$5,792	$7,120	$6,478	$5,120	$24,510	$5,477	$5,783	$11,260	$(1,337)	-18.8%	$306	5.6%
Add back: income tax expense	4,543	4,829	4,576	4,348	18,296	4,540	3,928	8,468	(901)	-18.7%	(612)	-13.5%
Less: other (income)/expense	(187)	(97)	89	(209)	(404)	305	128	433	225	232.0%	(177)	-58.0%
Income from operations	10,148	11,852	11,143	9,259	42,402	10,322	9,839	20,161	(2,013)	-17.0%	(483)	-4.7%
Add (subtract):
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	2,945	6,135	(795)	-21.3%	(245)	-7.7%
Non-cash pension (income)/expense	(231)	(312)	(271)	(255)	(1,069)	428	496	924	808	259.0%	68	15.9%
Non-cash stock compensation expense	87	172	92	120	471	304	233	537	61	35.5%	(71)	-23.4%
Adjusted EBITDA (2)	$13,666	$15,452	$14,483	$12,739	$56,340	$14,244	$13,513	$27,757	$(1,939)	-12.5%	$(731)	-5.1%

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) The pro forma selected financial results are based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") and have been adjusted to reflect the Everest acquisition, which was consummated on February 13, 2008.  The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2008.  On May 9, 2008, the sale of the Wireless assets was completed and the pro forma financial results reflect for all periods presented the classification of the sold Wireless operations as discontinued operations. Also, on February 27, 2009, SureWest Communications completed the sale of its Tower Assets and the pro forma financial results reflect the classification of the operations for the Tower Assets sold as discontinued operations for all periods presented.

3 of 3

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	June 30,	December 31,	$	%
	2009	2008	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$9,879	$2,840	$7,039	248%
Short-term investments	4,197	610	3,587	588%
Accounts receivable, net	20,903	21,415	(512)	-2%
Income tax receivable	3,389	6,391	(3,002)	-47%
Inventories	5,468	6,527	(1,059)	-16%
Prepaid expenses	4,038	4,539	(501)	-11%
Deferred income taxes	3,399	2,989	410	14%
Other current assets	1,921	1,752	169	10%
Assets of discontinued operations	–	5,002	(5,002)	-100%
Total current assets	53,194	52,065	1,129	2%

Property, plant and equipment, net	525,382	523,231	2,151	0%

Intangible and other assets:
Long-term investments	-	3,508	(3,508)	-100%
Customer relationships, net	4,454	5,062	(608)	-12%
Goodwill	45,814	45,814	-	0%
Deferred charges and other assets	2,556	4,129	(1,573)	-38%
	52,824	58,513	(5,689)	-10%
	$631,400	$633,809	$(2,409)	0%

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,640	$15,643	$(3)	0%
Accounts payable	2,131	2,798	(667)	-24%
Other accrued liabilities	17,912	19,050	(1,138)	-6%
Advance billings and deferred revenues	8,568	8,960	(392)	-4%
Accrued compensation	8,345	11,292	(2,947)	-26%
Liabilities of discontinued operations	–	453	(453)	-100%
Total current liabilities	52,596	58,196	(5,600)	-10%

Long-term debt	221,045	226,045	(5,000)	-2%
Deferred income taxes	50,173	46,358	3,815	8%
Accrued pension and other post-retirement benefits	37,573	36,046	1,527	4%
Other liabilities and deferred revenues	5,252	5,819	(567)	-10%

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,166 and 14,082 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	146,158	146,558	(400)	0%
Accumulated other comprehensive loss	(19,266)	(19,248)	(18)	0%
Retained earnings	137,869	134,035	3,834	3%
Total shareholders' equity	264,761	261,345	3,416	1%
	$631,400	$633,809	$(2,409)	0%

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Six Months ended June 30, 2009			Six Months ended June 30, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(10,282)	$11,260	$978	$(11,161)	$12,912	$1,751

Add (subtract):

Income taxes (benefit)/expense	(6,968)	8,468	1,500	(7,984)	9,372	1,388

Other (income)/expense	5,024	433	5,457	5,710	(284)	5,426

Depreciation and amortization	22,903	6,135	29,038	18,740	7,402	26,142

Non-cash pension (income)/expense	383	924	1,307	(374)	(543)	(917)

Non-cash stock compensation expense	535	537	1,072	227	259	486

Adjusted EBITDA (1)	$11,595	$27,757	$39,352	$5,158	$29,118	$34,276

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS (Unaudited; Amounts in thousands)

	Six Months Ended June 30,
	2009	2008

Income from continuing operations	$978	$1,751

Add: Depreciation and amortization	29,038	26,142

Less: Capital expenditures	(29,522)	(43,635)

Free cash flow (2)	$494	$(15,742)

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended June 30, 2009			Quarter Ended March 31, 2009			Quarter Ended June 30, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(4,884)	$5,783	$899	$(5,398)	$5,477	$79	$(5,391)	$7,120	$1,729

Add (subtract):

Income taxes (benefit)/expense	(3,312)	3,928	616	(3,656)	4,540	884	(3,690)	4,829	1,139

Other (income)/expense	2,972	128	3,100	2,052	305	2,357	3,103	(97)	3,006

Depreciation and amortization	11,283	2,945	14,228	11,620	3,190	14,810	10,335	3,740	14,075

Non-cash pension (income)/expense	56	496	552	327	428	755	(212)	(312)	(524)

Non-cash stock compensation expense	231	233	464	304	304	608	173	172	345

Adjusted EBITDA (1)	$6,346	$13,513	$19,859	$5,249	$14,244	$19,493	$4,318	$15,452	$19,770

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS (Unaudited; Amounts in thousands)

	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008

Income from continuing operations	$899	$79	$1,729

Add: Depreciation and amortization	14,228	14,810	14,075

Less: Capital expenditures	(11,170)	(18,352)	(25,365)

Free cash flow (2)	$3,957	$(3,463)	$(9,561)

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	6/30/2009 [1]	6/30/2008 [1]	Chg	Chg %	3/31/2009 [1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	239,800	217,700	22,100	10%	236,500	3,300	1%
RGUs - Fiber & HFC	56,900	54,500	2,400	4%	57,600	(700)	-1%
RGUs - Copper	2,200	2,600	(400)	-15%	2,400	(200)	-8%
Penetration - Fiber & HFC	23.7%	25.0%	-1.3%	-5%	24.4%	-0.6%	-3%
ARPU	$67	$62	$5	9%	$65	$2	4%
Voice
Marketable Homes	309,300	292,200	17,100	6%	308,200	1,100	0%
RGUs	68,000	56,600	11,400	20%	66,300	1,700	3%
Penetration	22.0%	19.4%	2.6%	13%	21.5%	0.5%	2%
ARPU	$33	$33	$0	0%	$33	$0	0%
Data
Marketable Homes	309,300	292,200	17,100	6%	308,200	1,100	0%
RGUs	97,700	94,000	3,700	4%	98,100	(400)	0%
Penetration	31.6%	32.2%	-0.6%	-2%	31.8%	-0.2%	-1%
ARPU	$38	$37	$1	3%	$37	$1	4%
Total
Marketable Homes - Fiber, HFC, Copper	309,300	292,200	17,100	6%	308,200	1,100	0%
RGUs	224,800	207,700	17,100	8%	224,400	400	0%

Subscriber totals
Subscribers [3]	101,800	99,000	2,800	3%	102,800	(1,000)	-1%
Penetration	32.9%	33.9%	-1.0%	-3%	33.4%	-0.4%	-1%
ARPU [4]	$97	$89	$8	9%	$94	$3	4%
Triple Play ARPU [5]	$115	$109	$6	5%	$112	$3	2%
Triple Play RGUs per Subscriber [5]	2.58	2.60	(0.01)	0%	2.59	(0.01)	0%
Churn	1.7%	1.5%	0.3%	19%	1.4%	0.3%	21%

Business [6]
Customers	6,800	6,200	600	10%	6,700	100	1%
ARPU	$475	$458	$17	4%	$484	($9)	-2%

TELECOM	6/30/2009 [1]	6/30/2008 [1]	Chg	Chg %	3/31/2009 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	90,900	90,000	900	1%	90,800	100	0%
RGUs [7]	45,100	62,900	(17,800)	-28%	49,500	(4,400)	-9%
Cumulative Migration to Broadband Voice [8]	9,000	1,400	7,600	543%	6,900	2,100	30%
Penetration	49.6%	69.9%	-20.3%	-29%	54.5%	-4.9%	-9%
ARPU	$45	$44	$1	3%	$44	$1	2%
Churn [9]	2.3%	2.1%	0.1%	7%	2.1%	0.2%	10%

Business [6]
Customers	8,900	9,600	(700)	-7%	9,000	(100)	-1%
ARPU	$339	$341	($2)	-1%	$332	$7	2%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	12,400	2,000	10,400	520%	9,900	2,500	25%
Telecom	45,100	62,900	(17,800)	-28%	49,500	(4,400)	-9%
Total ILEC Voice RGUs [10]	57,500	64,900	(7,400)	-11%	59,400	(1,900)	-3%
CLEC Residential Voice RGUs [11]	55,600	54,600	1,000	2%	56,400	(800)	-1%
TOTAL Residential Voice RGUs [12]	113,100	119,500	(6,400)	-5%	115,800	(2,700)	-2%

NETWORK METRICS	6/30/2009 [1]	6/30/2008 [1]	Chg	Chg %	3/31/2009 [1]	Chg	Chg %
Marketable Homes - Fiber	146,900	125,700	21,200	17%	142,900	4,000	3%
Marketable Homes - HFC	92,900	92,000	900	1%	93,600	(700)	-1%
Marketable Homes - Copper	69,500	74,500	(5,000)	-7%	71,700	(2,200)	-3%
Total	309,300	292,200	17,100	6%	308,200	1,100	0%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 105,900 at 6/30/08, 88,400 at 3/31/09, and 82,600 at 6/30/09.